Exhibit 12.1

100 Light Street Baltimore, Maryland 21202 phone: 410-685-1120 fax: 410-547-0699
www.bakerdonelson.com

June 22, 2022

Community Heritage Financial, Inc.

P.O. Box 75

Middletown, Maryland 21769

Re:       Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as counsel to Community Heritage Financial, Inc., a Maryland corporation (the “Company”), in connection with the Company’s Offering Statement on Form 1-A (as amended from time to time, the “Offering Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Regulation A promulgated under Section 3(b) of the Securities Act of 1933, as amended (the “Securities Act”). The Offering Statement relates to the offering (the “Offering”) of up to 1,437,500 shares of the Company’s common stock (including up to 187,500 shares that may be sold pursuant to the exercise of the underwriter’s option to purchase additional shares), $0.01 par value per share (the “Shares”).

In connection with our opinion, we have examined such documents and have reviewed such questions of law we considered necessary or appropriate for the purposes of our opinions set forth below.

A.       the Offering Statement, including the offering circular included therein;

B.       the charter of the Company, certified on the date hereof as being a true, correct, and complete copy thereof by the President and Chief Executive Officer of the Company (the “Charter Documents”);

C.       the Bylaws of the Company, certified on the date hereof as being a true, correct, and complete copy thereof by the President and Chief Executive Officer of the Company (the “Bylaws”);

D.       the form of underwriting agreement to be entered into by and between Piper Sandler & Co., the Company, and the Company’s subsidiary Middletown Valley Bank (the “Underwriting Agreement”);

Community Heritage Financial, Inc.

June 22, 2022

E.       certain resolutions adopted by the Board of Directors of the Company and the Governance Committee thereof regarding the Offering Statement, the Offering, and the Underwriting Agreement (the “Resolutions”);

F.       a certificate of the Company regarding certain matters related to the Underwriting Agreement, the issuance and sale of the Shares, and the Offering Statement (the “Certificate”);

G.       a certificate of the Maryland State Department of Assessments and Taxation dated June 22, 2022, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland; and

H.       such other documents, corporate records, and instruments as we have deemed necessary or appropriate, in our professional judgment, in connection with providing this opinion letter, subject to the limitations, assumptions, and qualifications contained herein.

In rendering the opinion set forth below, we have assumed: (i) the genuineness of all signatures and the legal capacity of all individuals who have executed any of the documents we have reviewed; (ii) the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as certified, photostatic, or facsimile copies or portable document file (“pdf”) or other electronic image format copies (and the authenticity of the originals of such copies), and that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; (iii) that there has been no oral or written modification of or amendment to any of the documents we have reviewed, and that there has been no waiver of any provision of any of the documents we have reviewed in connection with this opinion, by action or omission of the parties or otherwise; (iv) that all documents submitted to us and public records that we have reviewed or relied upon are accurate and complete; (v) that the Charter Documents, the Bylaws, and the Resolutions will not have been amended or rescinded after the date of qualification of the Offering Statement but prior to the time that the Shares are issued and that the Resolutions are and will be at such time in full force and effect; and (vi) that the persons identified as officers of the Company are actually serving as such and that any certificates representing the Shares are properly executed by one or more such persons.

We have also assumed that: (i) the Resolutions and the actions reflected therein authorizing the Company to issue, offer, and sell the Shares are, and will be, in full force and effect at all times at which any Shares are offered or sold by the Company; (ii) the Governance Committee of the Company’s Board of Directors will have taken action necessary to set the price at which the Shares will be sold to investors in the Offering (“Governance Committee Resolutions”), and that any such Governance Committee Resolutions will be in full force and effect at all times at which any Shares are offered or sold by the Company; (iii) the Offering Statement will have been and will remain qualified by the Commission at the time of the issuance of any Shares thereunder, and no stop order suspending the qualification or use of the Offering Statement will have been issued under the Securities Act, and no order suspending the Regulation A exemption with respect to the offering of the Shares will have been issued under Rule 258 of the Securities Act, at the time of the issuance of any Shares; (iv) at the time of the issuance of any Shares, the Company or its transfer agent will record in the Company’s stock ledger the name of the persons to whom such Shares are issued; (v) upon the issuance of any Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter Documents; (vi) the Company will remain duly organized, validly existing, and in good standing under Maryland law at the time any Shares are issued; (vii) as to all acts undertaken by any governmental authority, and of those persons purporting to act in any governmental capacity, that the persons acting on behalf of the governmental authority have the power and authority to do so, and that all actions taken by such persons on behalf of such governmental authority are valid, legal, and sufficient; and (viii) all representations, warranties, certifications, and statements with respect to matters of fact and other factual information (a) made by public officers, (b) made by officers or representatives of the Company, including certifications made in the Certificate, and (c) made or contained in any documents that we have reviewed, are accurate, true, correct, and complete in all material respects.

Community Heritage Financial, Inc.

June 22, 2022

As to any facts material to our opinion set forth below, without undertaking to verify the same by independent investigation, we have relied exclusively upon the documents we have reviewed, the statements and information set forth in such documents, the Certificate, and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate in all respects.

Based upon the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid, and non-assessable.

The foregoing opinions are based on and are limited to the Maryland General Corporation Law (including the reported judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of any other laws or the laws of any other jurisdiction. The opinions expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinions expressed herein if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinions expressed herein after the date hereof. The opinions are limited to the matters set forth herein, and no other opinions should be inferred or implied beyond the matters expressly stated.

Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

Community Heritage Financial, Inc.

June 22, 2022

We hereby consent to the filing of this opinion with the Commission as Exhibit 12.1 to the Offering Statement and to the reference to our firm under the caption “Legal Opinion” in the offering circular included in the Offering Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or Section 11 of Commission Form 1-A.

Very truly yours,

BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, a professional corporation

By:	/s/ Frank C. Bonaventure
Frank C. Bonaventure
Authorized Representative